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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Transcontinental Gas Pipe Line Corporation for the registration of $325,000,000 Series B Senior Notes due July 15, 2012 and to the incorporation by reference therein of our report dated March 4, 2002, with respect to the consolidated financial statements of Transcontinental Gas Pipe Line Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                     Ernst & Young LLP



December 6, 2002
Houston, Texas